1 Loan Portfolio Disclosures AS OF DECEMBER 31, 2025 Exhibit 99.2

2 Portfolio Segment Outstanding Classified Allowance Commercial (incl. Leases) $1,390 $54 0.97% Commercial Real Estate Investor $1,212 $14 1.77% Commercial Real Estate Owner Occ. $707 $64 0.66% Construction $174 $11 0.87% Residential Real Estate $301 $3 0.88% Multifamily $339 $2 0.44% HELOC $235 $2 1.52% Powersport $697 - 2.52% Other $197 - 3.00% Total $5,252 $150 1.38% Construction 3% Commercial RE Investor 23% Commercial RE Owner Occ. 13% Commercial (inc. Leases) 27% Multifamily 6% Residential Real Estate 6% HELOC 5% Other (less than $100 million) 4% Powersport 13% Loan Portfolio Composition (in millions) Q4 2025 Loan Portfolio Disclosures Total Loans and Allowance for Credit Losses Trend (in millions) $3,977 $3,991 $3,981 $3,940 $3,999 $5,265 $5,252 $42 $44 $44 $42 $43 $75 $72 $- $10 $20 $30 $40 $50 $60 $70 $80 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 6/30/2024 9/30/2024 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 Total Loans ACL

3 Criticized Loans (in millions) 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% $- $50 $100 $150 $200 $250 $300 $350 3/31/22 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 Office CRE Healthcare Other Criticized Loans/ Total Loans Q4 2025 Loan Portfolio Disclosures $8,202 $2,256 $1,802 $4,988 $19,361 $1,076 $1,498 $6,416 $1,427 $484 $484 $234 $2,088 $1,363 $- $5,000 $10,000 $15,000 $20,000 $25,000 9/30/24 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 OREO OREO Under Contract Repossessed Assets OREO and Repossessed Assets (in thousands)

4 Property Type Outstanding LTV Classified Allowance Retail $338 53% $2 1.10% Industrial $294 50% - 1.21% Office (1) $202 64% $3 3.37% Hotel $79 52% - 1.43% Mixed Use $67 49% $9 5.56% Parking Garage $65 49% - 0.95% Senior Living $62 55% - 1.18% Gas Station/ Convenience $44 50% - 0.94% Other (under $30 million) $61 58% - 1.34% Total $1,212 54% $14 1.77% Commercial Real Estate Investor Portfolio Composition (in millions) Retail 28% Office 17% Industrial 24% Parking Garage 5% Hotel 6% Senior Living 5% Mixed Use 6% Other (under $50 million) 9% Illinois 55% Wisconsin 8% Texas 6% North Carolina 3% Pennsylvania 3% Oklahoma 3% Other (under $30 million) 22% State Outstanding LTV Classified Illinois $671 55% $14 Wisconsin $98 62% - Texas $75 49% - North Carolina $39 50% - Oklahoma $35 62% - Pennsylvania $33 49% - Florida $29 48% - Other (under $25 million) $232 52% - Total $1,212 54% $14 Q4 2025 Loan Portfolio Disclosures (1) Due to the insignificant classified loan balance in the office portfolio we have excluded the detail slide from the presentation.

5 Industry Outstanding Classified Allowance Health Care, Social Services $270 $28 0.92% Other Services $82 $5 0.39% Retail Trade $67 - 0.21% Manufacturing $58 $2 0.24% Real Estate, Leasing $53 $3 0.58% Accommodation, Food Service $32 $7 1.41% Wholesale Trade $29 $1 0.47% Arts, Entertainment $23 $2 1.02% Other (under $20 million) $93 $16 1.39% Total $707 $64 0.66% Manufacturing 8% Accommodation, Food Service 5% Retail Trade 9% Real Estate, Leasing 7% Healthcare 38% Other Services 12% Other (under $30 million) 21% Commercial Real Estate Owner-Occupied Portfolio Composition (in millions) Health Care, Social Outstanding Classified Allowance Assisted Living $136 $27 1.08% Skilled Nursing $62 - 1.04% Memory Care $49 - 0.78% Child Care $6 - 4.20% Independent Living $5 - 0.18% Other (under $5 million) $12 $1 0.75% Total $270 $28 0.92% Skilled Nursing 23% Assisted Living 50% Memory Care 18% Independent 2% Child Care 2% Other (under $5 million) 5% Q4 2025 Loan Portfolio Disclosures

6 Commercial & Industrial Outstanding Classified Manufacturing $427 $14 Construction $196 $8 Administrative, Waste Service $137 $3 Professional $129 $1 Transportation, Warehousing $114 $17 Real Estate, Leasing $80 - Health Care, Social Services $63 $1 Finance, Insurance $60 $1 Wholesale Trade $51 $4 Retail Trade $27 $2 Other (under $20 million) $106 $3 Total $1,390 $54 Commercial (including Leases) Portfolio Composition (in millions) Construction 14% Manufacturing 30% Wholesale Trade 4% Transportation, Warehousing 8% Finance, Insurance 4% Professional 9% Administration, Waste Service 10% Health Care, Social Services 4% Real Estate, Leasing 6% Other (under $50 million) 11% Commercial Revolving Line Utilization (outstanding in millions) $641 $654 $677 $653 $587 $574 $658 $717 53% 55% 56% 55% 52% 53% 55% 57% 30% 35% 40% 45% 50% 55% 60% $400 $450 $500 $550 $600 $650 $700 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 9/30/25 12/31/25 Q4 2025 Loan Portfolio Disclosures

7 Origination Tier Outstanding Weighted FICO Portfolio APR % Tier 1 $382 776 7.73% Tier 2 $135 709 9.88% Tier 3 $79 682 12.32% Tier 4 $40 655 14.49% Tier 5 $61 605 16.86% Total $697 730 9.82% Powersport Portfolio Composition (in millions) Tier 1 54% Tier 2 20% Tier 3 11% Tier 4 6% Tier 5 9% Historical Contribution Margin Q4 2025 Loan Portfolio Disclosures Contribution Margin (1) 2020 (EBG) 2021 (EBG) 2022 (EBG) 2023 (EBG) 2024 (EBG) 12/31/2025 Portfolio APR 7.25% 7.22% 7.42% 8.13% 9.02% 9.82% Net Promo Accretion 1.61% 1.18% 0.69% 0.41% 0.74% 1.03% Participation -1.02% -0.76% -0.84% -0.87% -0.87% -0.91% Net Loss -0.63% -0.39% -0.62% -1.11% -1.39% -1.76% Net Contribution Margin 7.21% 7.26% 6.65% 6.56% 7.52% 8.19% (1) Historical contribution margin represents Evergreen Bank Group (EBG) performance through 6/30/2025, and 12/31/2025 contribution margin excludes purchase accounting accretion. Asset Type Outstanding % of Total Portfolio APR % New $537 77% 8.45% Used $160 23% 11.48% Total $697 9.82%

Q4 2025 Loan Portfolio Disclosures

Old Second
BANCORP, INC.

Net Charge-offs (Recoveries) (in thousands)

Portfolio	3/31/2025 (Q)	6/30/2025 (Q)	9/30/2025 (Q)	12/31/2025 (Q)	12/31/2025 (TTM)	NCO(R) %
Commercial (incl. Leases)	$3,507	$1,090	$1,233	($29)	$5,801	0.43%
Commercial Real Estate Investor	($14)	($14)	($15)	($14)	($57)	0.00%
Commercial Real Estate Owner Occupied	$39	($1)	($2)	$1,125	$1,161	0.17%
Construction	$821	($337)	($46)	-	$438	0.26%
Residential Real Estate	($32)	($10)	($9)	($11)	($62)	(0.02%)
Multifamily	-	-	$181	-	$181	0.05%
HELOC	($12)	($10)	($19)	($49)	($90)	(0.05%)
Powersport			$2,980	$4,466	$7,446	1.05%
Other	$44	$67	$805 (1)	$493 (1)	$1,409	1.91%
Total	**$4,353**	**$785**	**$5,108**	**$5,981**	**$16,227**	**0.35%**

(1) $481 thousand and $332 thousand in net charge-offs were associated with the Solar consumer portfolio acquired in Evergreen Bank Group acquisition for 9/30/2025 and 12/31/2025 respectively.

Allowance for Credit Losses Quarterly Rollforward(2) (in thousands)

	12/31/2024	3/31/2025	6/30/2025	9/30/2025	12/31/2025
Beginning ACL Balance	$44,422	$43,619	$41,551	$42,990	$75,037
Day 1 Credit Mark (PCD)	-	-	-	$17,540	-
Day 2 Credit Mark (Non-PCD)	-	-	-	$13,153	-
Provision	$4,092	$2,285	$2,224	$6,462	$3,245
Net Charge-off (Recovery)	$4,895	$4,353	$785	$5,108	$5,981
Ending ACL Balance	$43,619	$41,551	$42,990	$75,037	$72,301

(2) The Allowance for Credit Losses presented excludes the Allowance for Unfunded Commitments, which totaled $2.1 million as of December 31, 2025 and is reported within other liabilities on the Statements of Condition.

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